Exhibit 99
M&T Bank Corporation Barclays Capital 2010 Global Financial Services Conference September 13, 2010

2 Disclaimer This presentation contains forward looking statements within the meaning of the Private Securities Litigation Reform Act giving the Company's expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. In addition to factors previously disclosed in our SEC reports and those identified elsewhere in this presentation, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of M&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, including those associated with the Dodd-Frank Wall Street Reform and Consumer Protection Act. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

3 M&T: A "Super-Community Bank" Our approach is simple: We provide banking services in communities where we live and work We focus on carefully underwritten lending, based on local knowledge We take a prudent approach to acquisitions - we grow when and where it makes sense We view our long-tenured and engaged employees as key to our success The result is a history of above-average shareholder returns

4 We provide banking services in the communities where we live and work We have 15 Community Banking Regions across the M&T footprint Regional Presidents represent the face of M&T in each of our markets We provide a wide range of banking services to customers in our communities Over 2 million retail customers Over 190,000 commercial customers M&T employs 13,500+ people across the footprint

5 A history of above-average shareholder returns Our "super-community bank" model is validated through our long-term results M&T has been profitable in every quarter of the last 34 years - 136 consecutive quarters M&T is one of two commercial banks in the S&P 500 not to have cut its dividend during the financial crisis Strong total return to shareholders through the financial crisis Superior returns to shareholders over the long term

6 Financial Results

7 Increased Earnings Power Into 2010 Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items). Excludes merger-related gains and expenses and amortization expense associated with intangible assets. Refer to the Reconciliation of GAAP and Non-GAAP Results of Operation in the Appendix. Allowance to legacy M&T loans. Per SFAS No. 141R and SOP 03-3, Provident and Bradford loans were marked to fair value at acquisition with no related reserves. Strong pre-credit earnings Strong credit through cycle Consistently positive earnings Generating capital

#3 #1 #2 #1 #6 MTB Rank out of 15 Banks: #2 EPS CAGR Through 2009 EPS Growth Through June 2010 #3 #3 #2 #2 #8 MTB Rank out of 15 Banks: Diluted EPS Growth Versus Peers 10 yr GDP CAGR: 4.2% 8 Source: SNL Interactive, Bureau of Economic Analysis (GDP).

Revenue reflects FTE Net Interest Income where available and Other Income, and excludes securities gains/losses and any nonrecurring items. Long-term focus on revenue growth per share 9 Revenue Growth Per Share Year-over-Year

10 M&T focuses on returns and relationships rather than volumes Note: Taxable Equivalent net interest margin used for M&T and for peer banks when available. Disciplined margin management % Net Interest Margin

Value of relationship lending seen in both credit and margin Risk-Adjusted Margin = FTE Net Interest Income less Net Charge-Offs as a percentage of average earning assets. 11 Risk-Adjusted Net Interest Margin June 2010 YTD

M&T's model relies on maintaining above-average efficiency 12 Efficiency Ratio reflects non-interest expense (excluding amortization expense associated with intangible assets, merger-related expenses and other non-recurring expenses) as a percentage of fully taxable equivalent net interest income and non-interest revenues (excluding gains from securities transactions and non-recurring items). * 2009 Efficiency Ratio excludes FDIC Special Assessment for MTB and all Peers. Operating Efficiency Ratio

13 Operating Return on Avg. Tangible Common Equity - June '10 YTD Note: Excludes amortization of intangibles and goodwill impairment, merger-related items, and other nonrecurring items as noted by SNL. Continued profitability despite the credit environment

14 Strong Credit Performance

Historically, M&T's Nonaccrual ratio has closely tracked the peer median. However, there is a favorable divergence in the current cycle Historically, M&T's NCO ratio has been lower than the peers. The out-performance is even more pronounced in the current cycle Source: SNL Interactive. FR Y9C data used. Historical Credit Cycle: 1991 - Q2 2010 15

16 Loan Mix and Credit Quality - June 2010 YTD Source: SNL Interactive. FR Y9C data used. M&T's stable geographic footprint and conservative underwriting has resulted in one of the lowest loss rates in most loan categories........ .....and among the lowest overall delinquency rates (pipeline for potential charge-offs)

17 Prudent Credit and Capital Management Tangible Common Equity + Loan Loss Reserves as a % of Non-Performing Assets Peer Median Tangible Common Equity + Loan Loss Reserves as a % of Net Charge-Offs Source: SNL Interactive. Note: TCE plus reserves as a percentage of net charge-offs is calculated using annualized net charge-offs. June 30, 2010 Peer Median June 2010 YTD

MTB vs. Peers - Tangible Capital Generation MTB has maintained an above-average capital generation rate 18 Tangible Capital Generation Rate = Operating Earnings after Common Dividends divided by Avg. Tangible Common Equity. Operating Earnings = Net Income Available to Common less Nonrecurring Revenue & Expense and Amortization Expense. Avg. Tang Common Equity = Avg. Common Equity less Avg. Intangible Assets.

MTB Dividends Per Share: 1983 - 2010 Note: Data prior to 1998 does not include provisions of SFAS No. 123 and No.148 stock option expensing. +17% CAGR 19 M&T has maintained its dividend throughout the current cycle.

20 Focus on Long Term Shareholder Returns Cumulative Capital Retained, Dividends and Share Repurchases 1983 - June 2010 $3.2 Billion $2.6 Billion $2.4 Billion

21 MTB: A Solid Investment

Total Return to Shareholders Top 50 Banks by Market Cap On January 1, 2000 Source: SNL Financial. 22

23 Of the largest 100 banks operating in 1983, only 25 remain today M&T Bank Corporation... a solid investment Among the remaining, M&T ranks 1st in stock price growth

24 20.4% Annual rate of return since 1980* 14th best return of the entire universe of over 700 U.S. based stocks that have traded publicly since 1980 M&T Bank Corporation... a solid investment *CAGR calculated assuming reinvestment of dividends through August 31, 2010. Source: IDC & Factset $3,404 invested in M&T in 1980 would be worth $1 million today

25 M&T: A "Super-Community Bank" Our approach is simple: We provide banking services in communities where we live and work We focus on carefully underwritten lending, based on local knowledge We take a prudent approach to acquisitions - we grow when and where it makes sense We view our long-tenured and engaged employees as key to our success The result is a history of above-average shareholder returns

26 Appendix

27 2010 Peer Group - Largest 15 Regional Banks BB&T Corporation Marshall & Ilsley Corporation Capital One Financial Corporation PNC Financial Services Group, Inc. Comerica Incorporated Regions Financial Corporation Fifth Third Bancorp Synovus Financial Corp. First Horizon National Corporation SunTrust Banks, Inc. Huntington Bancshares Incorporated U.S. Bancorp KeyCorp Zions Bancorporation M&T Bank Corporation

28 Reconciliation of GAAP and Non-GAAP Results of Operation * Excludes gain/(loss) on sale of securities.

29 Reconciliation of GAAP and Non-GAAP Results of Operation

30 Credit Performance vs. Peers

MTB has the lowest NCO % amongst peers 31 Source: SNL Interactive. Note: Ratio is calculated using annualized net charge-offs. NCO to Average Loans June 2010 YTD

Nonperformers are considerably lower than peers 32 Source: SNL Interactive Nonperforming Assets % of Loans + OREO June 30, 2010

Reserve coverage is best among peers 33 Source: SNL Interactive, Note: Ratio is calculated using annualized net charge-offs. Reserves % of Net Charge-Offs June 2010 YTD

34 Commercial Credit Quality vs Peers - Q3'09 to Q2'10 Source: SNL Interactive. FR Y9C data as of June 30, 2010.

35 Consumer Credit Quality vs Peers - Q3'09 to Q2'10 Source: SNL Interactive. FR Y9C data as of June 30, 2010. Note: Other Consumer excludes credit cards.

M&T Bank Corporation Barclays Capital 2010 Global Financial Services Conference September 13, 2010